Exhibit 1.1

Execution Copy

MPLX LP

17,300,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 25, 2012

UNDERWRITING AGREEMENT

October 25, 2012

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Morgan Stanley & Co. LLC

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Merrill Lynch, Pierce, Fenner & Smith

                         Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

MPLX LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 17,300,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 2,595,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below.

It is understood and agreed to by all parties that the Partnership was formed indirectly by Marathon Petroleum Corporation, a Delaware corporation (“MPC”), to own, operate, develop and acquire crude oil, refined product and other hydrocarbon-based product pipelines and other midstream assets.

It is further understood and agreed to by all parties that as of the date hereof:

(a) MPC Investment LLC, a Delaware limited liability company and wholly owned subsidiary of MPC (“MPC Investment”), directly owns 100% of the limited liability company interests in MPLX GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”);

(b) MPC Investment directly owns 100% of the limited liability company interests in MPL Investment LLC, a Delaware limited liability company (“MPL Investment”);

(c) MPC Investment directly owns 100% of the limited liability company interests in MPLX Logistics Holdings LLC, a Delaware limited liability company and the initial limited partner of the Partnership (“MPLX Logistics”);

(d) MPLX Logistics directly owns a 98% limited partner interest in the Partnership and the General Partner owns a 2% general partner interest in the Partnership;

(e) MPL Investment directly owns 100% of the limited liability company interests in MPLX Operations LLC, a Delaware limited liability company (the “Operating Company”);

(f) The Operating Company directly owns a 50% general partner interest in MPLX Pipe Line Holdings LP, a Delaware limited partnership (“Pipe Line Holdings”);

(g) MPL Investment directly owns a 50% limited partner interest in Pipe Line Holdings;

(h) MPL Investment directly owns 100% of the limited liability company interests in each of Marathon Pipe Line LLC, a Delaware limited liability company (“MPL”), and Ohio River Pipe Line LLC, a Delaware limited liability company (“ORPL”);

(i) The Operating Company directly owns 100% of the limited liability company interests in MPLX Terminal and Storage LLC, a Delaware limited liability company (“MTS”);

(j) Marathon Petroleum Company LP, a Delaware limited partnership, has sold and conveyed a butane storage cavern located in Neal, West Virginia to MTS;

(k) The Operating Company, as borrower, and the Partnership, as guarantor, have entered into a $500 million senior unsecured revolving credit agreement with Citibank, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”);

(l) MPL, the General Partner and Marathon Petroleum Logistics Services LLC, a Delaware limited liability company (“MPLS”), have entered into an employee services agreement (the “MPLS Employee Services Agreement”) that addresses the provision by MPLS of certain personnel services to MPL;

(m) MTS, the General Partner and Catlettsburg Refining, LLC, a Delaware limited liability company, have entered into an employee services agreement (the “Catlettsburg Employee Services Agreement” and, together with the MPLS Employee Services Agreement, the “Employee Services Agreements”) that addresses the provision by Catlettsburg Refining, LLC of certain personnel services to MTS;

(n) MPL and Marathon Petroleum Company LP have entered into four storage services agreements (the “MPL Storage Services Agreements”) pursuant to which Marathon Petroleum Company LP will pay MPL fees for storing crude oil and products at MPL’s storage tanks located in Lebanon, Indiana and Martinsville, Patoka and Wood River, Illinois;

(o) MTS and Marathon Petroleum Company LP have entered into a storage services agreement (the “Butane Storage Services Agreement”) pursuant to which Marathon Petroleum Company LP will pay MTS fees for storing butane at MTS’s butane cavern; and

(p) MPL and Hardin Street Holdings LLC, a Delaware limited liability company (“HSH”), have entered into a management services agreement (the “HSH MSA”) pursuant to which HSH will pay MPL a monthly management fee for providing certain management services with respect to HSH’s ownership interests in certain pipelines.

The transactions contemplated in subsections (a) through (p) are referred to herein as the “Pre-Offering Transactions.”

Immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

(a) The General Partner, the Partnership, the Operating Company, MPLX Logistics, MPL, ORPL, MPC Investment, MPL Investment and Pipe Line Holdings will enter into a Contribution, Conveyance and Assumption Agreement, dated the Closing Date (as defined herein) (the “Contribution Agreement”), pursuant to which:

(i) MPL Investment will contribute to the Operating Company, and the Operating Company shall subsequently contribute to MTS, either an account receivable from MPL Investment or an account payable from MPL Investment, as the case may be, in an amount equal to make the amount of current assets and currently liabilities of MTS as of the effective time specified in the Contribution Agreement;

(ii) MPL Investment will contribute to MPL and ORPL either an account receivable from MPL Investment or an account payable from MPL Investment, as the case may be, in an amount equal to make the amount of current assets and currently liabilities of each of MPL and ORPL, in each case as of the effective time specified in the Contribution Agreement;

(iii) MPL will distribute its 100% limited liability company interest in each of HSH and MPL Louisiana Holdings LLC, a Delaware limited liability company (“MPL Louisiana”), to MPL Investment;

(iv) MPL Investment will make a capital contribution of a partial limited liability company interest in each of MPL and ORPL to the Operating Company;

(v) the Operating Company will make a capital contribution of $10 to Pipe Line Holdings in exchange for an additional 1% general partner interest in Pipe Line Holdings;

(vi) MPL Investment will make a capital contribution of a partial limited liability company interest in each of MPL and ORPL to Pipe Line Holdings;

(vii) the Operating Company will make a capital contribution of a partial limited liability company interest in each of MPL and ORPL to Pipe Line Holdings;

(viii) MPL Investment will distribute its 100% limited liability company interest in the Operating Company to MPC Investment, and MPC Investment will subsequently contribute its 100% limited liability company interest in the Operating Company to the General Partner;

(ix) MPC Investment will contribute limited liability company interests in the Operating Company having a value equal to 2% of the equity value of the Partnership after the closing of the offering contemplated by this Agreement to the General Partner;

(x) MPC Investment will contribute its remaining limited liability company interests in the Operating Company to MPLX Logistics;

(xi) the General Partner will contribute the limited liability company interests in the Operating Company specified in clause (ix) to the Partnership in exchange for (A) a continuation of the General Partner’s 2% general partner interest in the Partnership and (B) the issuance of all of the Incentive Distribution Rights under the Partnership Agreement to the General Partner; and

(xii) MPLX Logistics will contribute the limited liability company interests specified in clause (x) to the Operating Company in exchange for (A) 19,651,515 Common Units representing a 26.1% limited partner interest in the Partnership, (B) 36,951,515 Subordinated Units (as defined in the Partnership Agreement) representing a 49.0% limited partner interest in the Partnership, and (C) the right to receive approximately $148.3 million in proceeds from the offering of the Units to reimburse MPLX Logistics for certain capital expenditures incurred by MPLX Logistics with respect to the assets owned by MTS, MPL and ORPL;

(b) The General Partner and MPLX Logistics will enter into a first amended and restated limited partnership agreement of the Partnership (the “Partnership Agreement”);

(c) The Operating Company and MPL Investment will enter into an amended and restated limited partnership agreement of Pipe Line Holdings (the “Pipe Line Holdings Partnership Agreement”);

(d) MPC, Marathon Petroleum Company LP, MPL Investment, the Partnership, the General Partner, Pipe Line Holdings, MPL, ORPL and MTS will enter into an omnibus agreement (the “Omnibus Agreement”) that addresses the provision by MPC and certain of its affiliates of certain general and administrative services to the Partnership and certain indemnification matters;

(e) MPL and Marathon Petroleum Company LP will enter into eight transportation services agreements (the “MPL TSAs”) pursuant to which Marathon Petroleum Company LP will pay MPL tariffs for transporting crude oil and products on MPL’s pipelines and at MPL’s barge dock located in Wood River, Illinois;

(f) ORPL and Marathon Petroleum Company LP will enter into a transportation services agreement (the “ORPL TSA”) pursuant to which Marathon Petroleum Company LP will pay MPL tariffs for transporting products on ORPL’s pipelines;

(g) MPL and MPL Louisiana, will enter into a management services agreement (the “MLH MSA” and, together with the HSH MSA, the “Management Services Agreements”) pursuant to which MPL Louisiana will pay MPL a monthly management fee for providing certain management services with respect to MPL Louisiana’s ownership interests in certain pipelines; and

(h) MPL and Marathon Petroleum Company LP will enter into an amended and restated operating agreement (the “MPCLP Operating Agreement”) pursuant to which MPL will operate certain pipelines owned by Marathon Petroleum Company LP;

(i) The public offering of the Firm Units contemplated hereby will be consummated;

(j) The Partnership will use the net proceeds received from the sale of the Units as provided in the “Use of Proceeds” section of the Registration Statement (as defined herein); and

(k) The Partnership will redeem MPLX Logistics’ 98% limited partner interest in the Partnership and refund and distribute to MPLX Logistics the initial contribution, in the amount of $980.

The Pre-Offering Transactions together with the transactions contemplated in subsections (a) through (k) above are collectively referred to herein as the “Transactions.” The Butane Storage Services Agreement and the MPL Storage Services Agreements shall collectively be referred to as the “Storage Services Agreements.” The ORPL TSA and the MPL TSAs shall collectively be referred to as the “Transportation Services Agreements.” The Contribution Agreement (together with any related bills of sale, conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”), the Omnibus Agreement, the Credit Agreement, the Storage Services Agreements, the Transportation Services Agreements, the Management Services Agreements and the Employee Services Agreements, together with any ancillary documents executed or entered into in connection with the foregoing, shall collectively be referred to as the “Transaction Documents.” MPC Investment, MPLX Logistics, the Partnership, the General Partner and the Operating Company are hereinafter collectively referred to as the “Marathon Parties.” The Partnership, the General Partner, the Operating Company, Pipe Line Holdings, MTS, MPL and ORPL are hereinafter referred to as the “MPLX Parties” and, together with the Marathon Parties, the “Marathon Entities.”

The Partnership hereby acknowledges that, in connection with the proposed offering of the Units, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 865,000 Firm Units, or 5% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the directors, prospective directors and executive officers of the General Partner, as well as directors, executive officers, employees and consultants of MPC and other persons having a relationship with the Partnership as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-182500) under the Act, including a prospectus, relating to the Units.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B-1 attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each Issuer Free Writing Prospectus, if any, relating to the Units, which is not a Permitted Free Writing Prospectus, and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Partnership or any person authorized to act on behalf of the Partnership made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Partnership or any person authorized to act on behalf of the Partnership made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Issuer Free Writing Prospectus,” as used herein, means any “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act).

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule B-1 attached hereto.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means the Preliminary Prospectus, the information on Schedule B-2 and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time”, as used herein, means 5:05 P.M., New York City time, on October 25, 2012.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-35714) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.

Each of the Marathon Parties, severally and jointly, and the Underwriters agree, severally and not jointly, as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $20.68 per Unit. The Marathon Parties are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by UBS Securities LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated and Morgan Stanley & Co. LLC

(collectively, the “Representatives”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by wire transfer of immediately available funds to the accounts specified by the Partnership against delivery of the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 31, 2012 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Andrews Kurth LLP at 600 Travis, Suite 4200, Houston, Texas, 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Marathon Parties. The Marathon Parties, severally and jointly, represent and warrant to and agree with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the applicable requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the applicable requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the applicable requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, it being understood that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof;

(c) prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses, if any, and the Permitted Exempt Written Communications, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated October 18, 2012 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to

Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Oral Communications and Covered Exempt Written Communications related to the offering of the Units contemplated hereby are solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;”

(d) as of date of this Agreement, the Partnership qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e) each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the MPLX Parties make no representations or warranties as to the information contained in or omitted from any Permitted Exempt Written Communication in reliance upon, or in conformity with, information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 10 hereof;

(f) the Partnership has, prior to the date of the Preliminary Prospectus furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications, if any;

(g) each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided, however, that the MPLX Parties make no representations or warranties as to the information contained in or omitted from any Covered Exempt Written Communication in reliance upon, or in conformity with, information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 10 hereof;

(h) each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including but not limited to, any statements made with respect to projected results of operations, estimated cash available and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith;

(i) at the time of purchase, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 36,951,515 Common Units, 36,951,515 Subordinated Units, 1,508,225 General Partner Units and incentive distribution rights (the “IDRs”). Other than the Sponsor Units (as defined in Section 3(o)) and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase and each additional time of purchase;

(j) each of the Marathon Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with full corporate, limited partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units;

(k) each of the MPLX Parties is, and at the time of purchase and any additional time of purchase will be, duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the MPLX Parties, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability;

(l) the General Partner has, and, at the time of purchase and each additional time of purchase, will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus;

(m) MPC Investment owns, and at the time of purchase and each additional time of purchase, will own all of the ownership interests in each of the General Partner and MPLX Logistics; such ownership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the time of purchase, the “GP LLC Agreement”) and the limited liability company agreement of MPLX Logistics (as the same may be amended or restated at or prior to the time of purchase, the “MPLX Logistics LLC Agreement”), respectively, and are fully paid (to the extent required by the GP LLC Agreement or the MPLX Logistics

LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and, with the exception of (i) restrictions on transferability in the GP LLC Agreement or the MPLX Logistics LLC Agreement, as applicable, or (ii) as described in the Disclosure Package or the Prospectus, MPC Investment owns such ownership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”);

(n) the General Partner is, and at the time of purchase and each additional time of purchase will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the time of purchase, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Disclosure Package and the Prospectus);

(o) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, MPLX Logistics will own 19,651,515 Common Units (less any Additional Units purchased at the time of purchase and any additional time of purchase) and 36,951,515 Subordinated Units (the “Sponsor Units”) and the General Partner will own 100% of the IDRs; all of such Sponsor Units and IDRs and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (except to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Agreement (the “Delaware LP Act”)); and MPLX Logistics will own the Sponsor Units and the General Partner will own the IDRs, in each case, free and clear of all Liens (except for restrictions on transferability as described in the Registration Statement, the Disclosure Package and the Prospectus);

(p) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Partnership will own all of the limited liability company interests in the Operating Company; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior the time of purchase, the “Operating Company LLC Agreement”), and will be fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in the Operating Company LLC Agreement, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus;

(q) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Operating Company will own all of the limited liability company interests in MTS; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of MTS (as the same may be amended or restated at or prior to the time of purchase, the “MTS LLC Agreement”), and will be fully paid (to the extent required by the MTS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and the Operating Company will own such ownership interests free and clear of all Liens except (i) restrictions on transferability in the Operating Company LLC Agreement, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus;

(r) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, the Operating Company will own a 51.0% general partner interest in Pipe Line Holdings and MPL Investment will own a 49.0% limited partner interest in Pipe Line Holdings; such general partner interest and limited partner interests will be duly authorized and validly issued in accordance with the Pipe Line Holdings Partnership Agreement, and will be fully paid (except to the extent required under the Pipe Line Holdings Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Operating Company and MPL Investment will own their respective general partner and limited partner interests free and clear of all Liens except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus;

(s) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, Pipe Line Holdings will own all of the limited liability company interests in each of MPL and ORPL; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of MPL (as the same may be amended or restated at or prior to the time of purchase, the “MPL LLC Agreement”) or the limited liability company agreement of ORPL (as the same may be amended or restated at or prior to the time of purchase, the “ORPL LLC Agreement”), respectively, and will be fully paid (to the extent required by the MPL LLC Agreement or the ORPL LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-604 and 18-804 of the Delaware LLC Act); and Pipe Line Holdings will own such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in the Pipe Line Holdings Partnership Agreement, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus;

(t) the Units have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(u) other than its ownership of the 2.0% general partner interest in the Partnership and the IDRs, the General Partner will not, at the time of purchase and each additional time of purchase, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of all of the limited liability company interests in the Operating Company, (ii) the Operating Company’s ownership of all of the limited liability company interests in MTS and 51.0% general partner interest in Pipe Line Holdings and (iii) Pipe Line Holdings’ ownership of all of the limited liability company interests in each of MPL and ORPL, none of the Partnership, the Operating Company, MTS, Pipe Line Holdings, MPL or ORPL will, at the time of purchase and each additional time of purchase own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(v) each of the Marathon Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus, and (ii) the Sponsor Units and IDRs, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the time of purchase and each additional time of purchase, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Marathon Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the IDRs, the execution and delivery by the Marathon Parties of the Operative Agreements (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken;

(w) this Agreement has been duly authorized, executed and delivered by each of the Marathon Parties;

(x) at or before the time of purchase:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and MPLX Logistics and will be a valid and legally binding agreement of the General Partner and MPLX Logistics, enforceable against the General Partner and MPLX Logistics in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by MPC Investment and will be a valid and legally binding agreement of MPC Investment, enforceable against MPC Investment in accordance with its terms;

(iii) the Partnership will be the sole member of the Operating Company and will be subject to the terms of the Operating Company LLC Agreement, which will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the Operating Company will be the sole member of MTS and will be subject to the terms of the MTS LLC Agreement, which will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

(v) the Pipe Line Holdings Partnership Agreement will have been duly authorized, executed and delivered by the Operating Company and MPL Investment and will be a valid and legally binding agreement of each of the Operating Company and MPL Investment, enforceable against each of the Operating Company and MPL Investment in accordance with its terms;

(vi) Pipe Line Holdings will be the sole member of MPL and will be subject to the terms of the MPL LLC Agreement, which will be a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms;

(vii) Pipe Line Holdings will be the sole member of ORPL and will be subject to the terms of the ORPL LLC Agreement, which will be a valid and legally binding agreement of Pipe Line Holdings, enforceable against Pipe Line Holdings in accordance with its terms;

(viii) the MPLX Logistics LLC Agreement will have been duly authorized, executed and delivered by MPC Investment and will be a valid and legally binding agreement of MPC Investment, enforceable against MPC

Investment in accordance with its terms;

(ix) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(x) the Credit Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

(xi) each of the Storage Services Agreements and Transportation Services Agreements will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(xii) each of the Management Services Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(xiii) each of the Employee Services Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(xiv) the MPCLP Operating Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(xv) the Contribution Documents will have been duly authorized, executed and delivered by the Marathon Entities party thereto and will be valid and legally binding agreements of the Marathon Entities party thereto, enforceable against such Marathon Entities in accordance with their respective terms;

provided, however, that, with respect to each agreement described in this Section 3(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy;

The Partnership Agreement, the GP LLC Agreement, the Operating LLC Agreement, the MTS LLC Agreement, the Pipe Line Holdings Partnership Agreement, the MPL LLC Agreement, the ORPL LLC Agreement and the MPLX Logistics LLC Agreement and the Contribution Documents are herein collectively referred to as the “Operative Agreements;”

(y) none of the MPLX Parties is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on behalf of such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), (A) the formation, governing or other organizational documents of any MPLX Party, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the cases of clauses (B), (C), (D) and (E), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the ability of the MPLX Parties to consummate any transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents;

(z) the execution, delivery and performance of this Agreement, the Transaction Documents and the Operative Agreements, the issuance and sale of the Units, the consummation by the Marathon Entities of the transactions contemplated hereby and by the Transaction Documents (including, without limitation, the Transactions) and the Operative Agreements and the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of any of MPC or the Marathon Entities pursuant to (A) the formation, governing or other organizational documents of MPC or any Marathon Entity, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement, or any license, lease, contract or other agreement or instrument to which any of MPC or the Marathon Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to MPC or the Marathon Entities or any of their respective properties, except, in the cases of clauses (B), (C), (D) and (E), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the ability of MPC or the Marathon Entities to consummate any transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents;

(aa) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the issuance and sale of the Units or the consummation by the Marathon Entities of the transactions contemplated hereby, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and registration under the Exchange Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Units, (v) consents that have been or prior to the time of purchase will be obtained, (vi) consents that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of MPC or the Marathon Entities to consummate any transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents, (vii) filings with the Commission pursuant to Rule 424(b) under the Act, (vii) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s incentive compensation plan or (vii) filings with the Commission on Form 8-K or otherwise with respect to the Underwriting Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Act or the Exchange Act;

(bb) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, and (iv) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in (i) or (ii); provided, however, that with respect to (i) and (ii), any such rights have been waived; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units of or other equity interests in the Partnership or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby;

(cc) except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Marathon Entities’ knowledge, threatened to which any of the MPLX Parties is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to a MPLX Party, would not, individually or in the aggregate, have a Material Adverse Effect;

(dd) the Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided herein and therein, will conform, and the Sponsor Units, the General Partner Units and the IDRs conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respect to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(ee) PricewaterhouseCoopers LLP, whose report on the combined financial statements of the accounting predecessor to the Partnership (the “Predecessor”) and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries, is included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(ff) the historical financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the combined financial position of the Predecessor and its consolidated subsidiaries as of the dates indicated and the combined results of operations, cash flows and changes in equityholders’ equity of the Predecessor and its consolidated subsidiaries for the periods specified, comply as to form with the requirements of the Act and Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial information or data included in the Registration Statement, the Disclosure Package and the Prospectus, and the pro forma adjustments used therein, comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial information and data are reasonable and appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such information and data; the other financial information of the Partnership and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Predecessor and its consolidated subsidiaries; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Partnership and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(gg) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the MPLX Parties taken as a whole, (ii) any transaction which is material to the MPLX Parties taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the MPLX Parties, which is material to the MPLX Parties taken as a whole, (iv) any change in the Common Units or outstanding indebtedness of the Partnership or its consolidated subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the ownership interests of the MPLX Parties, in each case other than (x) as described in the Registration Statement, the Disclosure Package and the Prospectus, (y) pursuant to the Contribution Agreement and (z) for dividend distributions from MPL and ORPL to MPL Investment occurring prior to the date hereof;

(hh) none of the MPLX Parties is now and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ii) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, each of the MPLX Parties will own, or possess a valid license or other lawful right to use, all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of its businesses as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”), except to the extent that the failure to own, possess, license or have such rights in such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; none of the MPLX Parties has received written notice of a claim by a third party that such MPLX Party has infringed or is infringing the intellectual property of a third party;

(jj) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the MPLX Parties will have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except Liens created or arising under the Credit Agreement or as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the MPLX Parties will be held thereby under valid, subsisting and enforceable leases, except as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus. The Transaction Documents will be legally sufficient to transfer or convey to the MPLX Parties satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the MPLX Parties to conduct their operations in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus. The MPLX Parties, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, properties, liabilities and operations reflected by the pro forma combined financial data of the Partnership;

(kk) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, the MPLX Parties will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the MPLX Parties have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the MPLX Parties, taken as a whole;

(ll) no labor dispute with the employees of any of the Marathon Parties exists or, to the knowledge of the Marathon Parties, is threatened, that would have a Material Adverse Effect; at the time of purchase and each additional time of purchase, except as would not have a Material Adverse Effect, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of any of the MPLX Parties;

(mm) the MPLX Parties and their respective properties, assets and operations are in compliance with, and the MPLX Parties hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the MPLX Parties under, or to interfere with or prevent compliance by the MPLX Parties with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the MPLX Parties (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Marathon Parties’ knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(nn) in the ordinary course of their business, the MPLX Parties conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the MPLX Parties have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(oo) the MPLX Parties possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse

Effect, and to the knowledge of the MPLX Parties, none of the MPLX Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not have, individually or in the aggregate, a Material Adverse Effect;

(pp) all tax returns required to be filed by the MPLX Parties have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), except for tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided and (ii) those which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect;

(qq) the MPLX Parties maintain, or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect the MPLX Parties and their respective businesses in a commercially reasonable manner; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any;

(rr) none of the Marathon Entities has sent or received any communication regarding termination of, or intent not to renew, any of the Storage Services Agreements, Transportation Services Agreements, Management Services Agreements or Employee Services Agreements, and no such termination or non-renewal has been threatened by the Marathon Entities or, to the Marathon Entities’ knowledge, any other party to any such contract or agreement;

(ss) the Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Partnership’s and its subsidiaries’ internal accounting controls are effective and none of the Marathon Parties is aware of any material weaknesses in the internal accounting controls of the MPLX Parties;

(tt) the Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its Chief Executive Officer and its Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act; and the Partnership has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership and, to the knowledge of the Marathon Parties, the officers and directors of the General Partner, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(uu) all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the

Partnership has obtained the written consent to the use of such data from such sources to the extent required;

(vv) no relationship, direct or indirect, exists between or among any MPLX Party, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any MPLX Party, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described;

(ww) none of the MPLX Parties nor, to the knowledge of the Marathon Parties, any director, officer, agent, employee or affiliate of the MPLX Parties or MPC (to the extent acting on behalf of or providing services to a MPLX Party) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the MPLX Parties and, to the knowledge of the Marathon Parties, their respective affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(xx) the operations of the MPLX Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by Title III of the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any of the MPLX Parties conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving any of the MPLX Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Marathon Parties, threatened;

(yy) the Marathon Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(zz) none of the MPLX Parties nor, to the knowledge of the Marathon Parties, any director, officer, agent, employee or affiliate of any MPLX Party or MPC (to the extent acting on behalf of or providing services to a MPLX Party) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the MPLX Parties will not directly or indirectly use the proceeds of the offering of the Units contemplated hereby, or lend, contribute or otherwise make available such proceeds to any other MPLX Party, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(aaa) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, no direct or indirect subsidiary of the Partnership will be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus;

(bbb) the Units have been approved for listing on the NYSE, subject only to official notice of issuance;

(ccc) except pursuant to this Agreement, none of the Marathon Parties has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(ddd) none of the Marathon Parties nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(eee) to the knowledge of the Marathon Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the MPLX Parties or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(fff) there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(ggg) the sale and issuance of the Sponsor Units to Marathon and MPLX Logistics, the General Partner Units to the General Partner and the IDRs to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Marathon Entities has taken or will take any action that would cause the loss of such exemption;

(hhh) the Contribution Documents will be legally sufficient to transfer or convey to the MPLX Parties all properties not already held by them that are, individually or in the aggregate, required to enable the MPLX Parties to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Documents, the MPLX Parties will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership;

(iii) the Registration Statement, the Disclosure Package and the Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Registration Statement, the Disclosure Package and the Prospectus, as applicable, is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered; and

(jjj) the Partnership has not offered, or caused the UBS-FinSvc to offer, Units to any person pursuant to the Directed Unit Program with the intent to unlawfully influence (i) a customer or supplier of the MPLX Parties to alter the customer’s or supplier’s level or type of business with the MPLX Parties, or (ii) a trade journalist or publication to write or publish favorable information about the MPLX Parties or any of their respective products or services.”

In addition, any certificate signed by any officer of the Marathon Entities and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by such Marathon Entity, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Marathon Parties. The Marathon Parties, severally and jointly, hereby agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Units) or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as reasonably possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d) for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Partnership to no longer qualify as an EGC;

(e) to advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(d) hereof, to prepare and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g) to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, to deliver to you, an earnings statement of the Partnership

(which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(h) to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(j) to pay all costs, expenses and fees in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the printing (or reproduction) and delivery of this Agreement, (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing (or reproduction) and delivery of copies of any blue sky memorandum to the Underwriters, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Marathon Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Marathon Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the offer and sale of the Reserved Units, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters. Except as provided in this Section 4(j) and Section 5, the Underwriters shall pay their own expenses including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with the presentations and prospective purchasers of the Units. Notwithstanding the foregoing, if the transactions contemplated by this Agreement are consummated, the Underwriters will reimburse the MPLX Parties, by wire transfer of immediately available funds to the accounts specified by the Partnership, for expenses incurred in connection with the offering contemplated by this Agreement in an amount equal to the sum of (i) 0.250% of the aggregate public offering price received by the Partnership in the offering, as reflected on the cover page of the Prospectus, plus (ii) $20,000;

(k) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of this Agreement (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (C) the issuance of employee equity awards pursuant to employee compensation plans described in the Registration Statement, each Preliminary Prospectus and the Prospectus and the filing by the Partnership of a registration statement on Form S-8; provided, however, that if prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(l) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs unless the Representatives agree in writing not to require such extension;

(m) not to, and to cause the Marathon Entities not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(n) to use its best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE;

(o) for so long as the Partnership is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units; and

(p) to cause any Reserved Units subject to a Lock-Up Agreement referred to in Section 6(i) hereof to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon any such Reserved Units during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(j) hereof, reimburse the Underwriters for all of their reasonable out of pocket expenses, including the fees and disbursements of their counsel incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the MPLX Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the MPLX Parties of its obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, Richards, Layton & Finger and Jones Day, counsel for the MPLX Parties, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibits B-1, B-2 and B-3 hereto, respectively;

(b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of J. Michael Wilder, Vice President, General Counsel and Secretary of the General Partner, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit C hereto;

(c) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus;

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives;

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act);

(g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings for that purpose initiated, (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (iv) neither the Disclosure Package, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(h) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer or the Vice President and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto;

(i) (i) You shall have received on or prior to the date of this Agreement the signed agreement (the “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (1) each of the General Partner’s directors, prospective directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act and (2) MPLX Logistics; and (ii) you shall have received on or prior to the time of purchase a lock-up agreement, in form and substance satisfactory to the Representatives, of each Directed Unit Participant (other than from any such person who has delivered a Lock-Up Agreement) who purchases $100,000 or more of Reserved Units; each such Lock-Up Agreement or lock-up agreement, as applicable, shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be

(j) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request;

(k) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be;

(l) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby;

(m) The Marathon Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the time of purchase, including the closing of the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent and/or lenders under the Credit Agreement), except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the time of purchase on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(n) The Marathon Parties shall have furnished such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the MPLX Parties taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension in trading in the Partnership’s Common Units; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) (A) there shall have occurred any downgrading of any securities of the Partnership by any “nationally recognized statistical rating organization,” as that term is defined in Rule 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications its rating of any of the Partnership’s securities.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing contained in this Agreement, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Marathon Parties, severally and jointly, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, agents and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Units, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communications, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communications, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Marathon Parties, severally and jointly, agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided, however, that the Partnership shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Unit Program. Section 9(c) shall apply equally to any Proceeding (as defined below) brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Partnership pursuant to the immediately preceding sentence, except that the Partnership shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 9(a), in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Marathon Parties, their respective directors and officers, and any person who controls a Marathon Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the MPLX Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus, any Permitted Free Writing Prospectus or Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, any Permitted Free Writing Prospectus, or Permitted Exempt Written Communications in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the MPLX Parties or an

Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b), respectively; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise except to the extent that such omission to so notify is materially prejudicial to the defense of such claims. The indemnified party or parties shall have the right to retain its or their own counsel in any such case and to participate in the defense and consult with the counsel selected by the indemnifying party in connection with the defense, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 9(a), such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Marathon Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section

9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Marathon Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, director, officer or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of any Marathon Party, its respective directors or officers or any person who controls any Marathon Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. Each of the Marathon Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of any Marathon Parties, against any of its officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth in the last paragraph on the cover page of the Prospectus and the statements set forth under the heading “Underwriting,” regarding (1) the sentences related to concessions and reallowances and (2) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3(b), 3(e), 3(g) and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (fax: (212) 713-3371), Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (fax: (646) 855-3073) with a copy to ECM Legal (fax: (212) 230-8730), and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Marathon Parties at 200 E. Hardin Street, Findlay, Ohio 45840, Attention: J. Michael Wilder (fax: (419) 421-3124).

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District

Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Marathon Parties each consent to the jurisdiction of such courts and personal service with respect thereto. The Marathon Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Marathon Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Marathon Parties each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Marathon Party and may be enforced in any other courts to the jurisdiction of which such Marathon Party is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Marathon Parties and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Marathon Parties each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Marathon Parties each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to any Marathon Party, its management, securityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Marathon Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Marathon Parties hereby confirms its understanding and agreement to that effect. The Marathon Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Marathon Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Marathon Parties. The Marathon Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Marathon Parties, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Marathon Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising any of the Marathon Parties. Each of the Marathon Parties hereby waives and releases, to the fullest extent permitted by law, any claims that such Marathon Party may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to such Marathon Party in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Marathon Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Marathon Parties’ and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Marathon Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Marathon Parties and the Underwriters, severally.

Very truly yours,

MPC INVESTMENT LLC

By:	/s/ Gary R. Heminger
Gary R. Heminger President and Chief Executive Officer

MPLX GP LLC

By:	/s/ Garry L. Peiffer
Garry L. Peiffer President

MPLX LP

By:	MPLX GP LLC, ITS GENERAL PARTER

By:	/s/ Garry L. Peiffer
Garry L. Peiffer President

MPLX LOGISTICS HOLDINGS LLC

By:	/s/ Donald C. Templin
Donald C. Templin President

MPLX OPERATIONS LLC

By:	/s/ George P. Shaffner
George P. Shaffner President

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date

first above written, on behalf of

themselves and the other several

Underwriters named in Schedule A

UBS SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MORGAN STANLEY & CO. LLC

By: UBS SECURITIES LLC

By:	/s/ Jane Dabney
Name: Jane Dabney Title: Executive Director

By:	/s/ Steve Escaler
Name: Steve Escaler Title: Executive Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Archer
Name: Scott Archer Title: Managing Director

By: MORGAN STANLEY & CO. LLC

By:	/s/ Peter J. von Alt
Name: Peter J. von Alt Title: Executive Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Units
UBS SECURITIES LLC	3,633,000
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	3,633,000
MORGAN STANLEY & CO. LLC	3,633,000
CITIGROUP GLOBAL MARKETS INC.	2,162,500
J.P. MORGAN SECURITIES LLC	2,162,500
BARCLAYS CAPITAL INC.	692,000
DEUTSCHE BANK SECURITIES INC.	692,000
WELLS FARGO SECURITIES, LLC	692,000

Total	17,300,000

SCHEDULE B-1

Permitted Free Writing Prospectuses:

None.

Permitted Exempt Written Communications:

None.

SCHEDULE B-2

Number of Firm Units: 17,300,000

Initial Public Offering Price: $22.00

EXHIBIT A

Lock-Up Agreement

                                   , 2012

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Morgan Stanley & Co. LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by MPLX LP, a Delaware limited partnership (the “Partnership”), Marathon GP LLC, a Delaware limited liability company (the “General Partner”), MPC Investment LLC, a Delaware limited liability company (“MPC Investment”), MPLX Logistics Holdings LLC, a Delaware limited liability company (“MPLX Logistics”), and MPLX Operations LLC, a Delaware limited liability company (the “Operating Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”). In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (collectively, the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

Notwithstanding the above, if prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

If the undersigned is an officer or director of the General Partner, the Representatives agree that, at least three business days prior to the release or waiver of any of the foregoing restrictions with respect to the Lock-Up Securities of the undersigned, including, for the avoidance of doubt, any security of the Partnership acquired by the undersigned from the Partnership in the Offering, the Representatives will (i) notify the Partnership of the impending release or waiver and (ii) announce such impending release or waiver through a major news service in the event that the Partnership fails to make such announcement in accordance with its obligations under the Underwriting Agreement; provided, however, that any such announcement shall not be required where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this Lock-Up Agreement. Any such release or waiver granted hereunder shall only be effective two business days after such announcement, if one is required, is made by the Partnership or the Representatives. The provisions of this paragraph shall not apply to any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this Lock-Up Agreement.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to such units or other securities.

*     *     *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

[To be provided to the Underwriters]

B-2-1

EXHIBIT B-2

FORM OF OPINION OF RICHARDS, LAYTON & FINGER

[To be provided to the Underwriters]

B-2-1

EXHIBIT B-3

FORM OF OPINION OF JONES DAY

[To be provided to the Underwriters]

B-2-1

EXHIBIT C

FORM OF OPINION OF J. MICHAEL WILDER

[To be provided to the Underwriters]

C-1

EXHIBIT D

OFFICERS’ CERTIFICATE

[To be provided to the Underwriters]

D-1